Exhibit 10.10

Lease Agreement

          Party A: Linyi Xintai Construction Co. Ltd.
          Party B: Linyi Chan Tseng Wood Co., Ltd.

          This LEASE AGREEMENT (“Agreement”) is entered into on the 30th day of May 2009 by and between Linyi Xintai Construction Co. Ltd. (“Party A”) and Linyi Chan Tseng Wood Co., Ltd. (“Party B”).

WITNESSETH

          WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the leasing cooperation between Party A and Party B;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

    1.   Party B hereby agrees to lease from Party A the following properties (the “Leased Property”) located at Daizhuang Industrial Area Daiying Road South:

A. Land with a coverage of 18157.74 square meters; and

B. Yuanjiarun Wood Office Building; One (1) Main Workshop, Two (2) Affiliated Workshops, Employee Dormitory; Workshop Toilet.

    2.  The term of this Agreement (“Term”) is ten (10) years, starting on June 1, 2009 and ending on May 31, 2019.

3.   The annual rent for the Leased Property is RMB 120,000, payable in equal installment each quarter.  The Parties may adjust the rent to reflect market fluctuation on or after the starting date of the 5th year of this Lease.

4.   The Leased Property shall be used for the purpose of Party B’s manufacturing and business activities.

    5.  Party B shall be responsible for the land use tax and the land lease fees as prescribed by the local government.

6.  Party B has the right of first refusal to purchase all the buildings on the leased land at a price of approximately RMB 6 million.

7.  Party A may eject Party B in the event of Party B’s refusing to pay rent in a bad faith, and Party A is entitled to a liquid damage of RMB 200,000 upon ejection.

8.  Either party’s election to terminate this Agreement before the expiration date constitutes a breach of contract.  The breaching party shall pay the non-breaching party a liquid damage of RMB 1,000,000.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date first above written upon the signature and seals by both parties.

           Party A:  Linyi Xintai Construction Co. Ltd.

           Party B:  Linyi Chan Tseng Wood Co., Ltd.

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